UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 17, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway – Greenwood Village, CO 80111

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (303) 268-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2006, Adelphia Communications Corporation (the “Company”) and certain of its subsidiaries entered into and closed on the Fourth Amended and Restated Credit and Guaranty Agreement, by and among UCA LLC, Century Cable Holdings, LLC, Century-TCI California, L.P., Olympus Cable Holdings, LLC, Parnassos, L.P., FrontierVision Operating Partners, L.P., ACC Investment Holdings, Inc., Arahova Communications, Inc. and Adelphia California Cablevision, LLC, as borrowers, the Company and certain of its other direct and indirect subsidiaries named therein, as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers, Citicorp North America, Inc., as Collateral Agent, Wachovia Bank, N.A., as Co-Syndication Agent, The Bank of Nova Scotia, Bank of America, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, and the other lenders named therein (the “Extended DIP Facility”). The Extended DIP Facility, which was approved by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on March 16, 2006, amends and restates in its entirety the Company’s existing debtor-in-possession credit facility (the “Existing DIP Facility”).

The Extended DIP Facility matures upon the earlier of August 7, 2006 and the occurrence of certain other events, as described in the Extended DIP Facility. The Extended DIP Facility is comprised of an $800 million revolving credit facility (including a $500 million letter of credit subfacility) and a $500 million term loan. The Extended DIP Facility is secured with a first priority lien on all of the Loan Parties’ (as defined in the Extended DIP Facility) unencumbered assets, a priming first priority lien on all assets of the Loan Parties securing their pre-petition bank debt and a junior lien on all other assets of the Loan Parties. The applicable margin on loans extended under the Extended DIP Facility is 1.00% per annum in the case of Alternate Base Rate loans (which carry a base rate equal to the greatest of the Prime Rate, the Base CD Rate plus 1% or the Federal Funds Effective Rate plus .5%) and 2.00% per annum in the case of Adjusted LIBOR Rate loans. The Extended DIP Facility contains customary representations, warranties and covenants, including restrictive covenants which limit the ability of the Loan Parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Extended DIP Facility. The Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures.

The foregoing summary of certain material terms of the Extended DIP Facility is qualified in its entirety by reference to the Extended DIP Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously announced, the Official Committee of Unsecured Creditors and the Official Committee of Equity Holders appointed in the bankruptcy cases of the Company and its subsidiaries have initiated an adversary proceeding and are prosecuting claims against the lenders and agents under the Company’s and its subsidiaries’ pre-petition credit facilities (the “Litigation”). Certain of the lenders and certain of the agents under the Extended DIP Facility were lenders and agents under certain of the Company’s and its subsidiaries’ pre-petition credit facilities. A more complete description of the Litigation is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2005. The Litigation has been transferred to the United States District Court for the Southern District of New York (the “District Court”), and the District Court will have jurisdiction over the Litigation, except with respect to certain motions for summary judgment that are pending before the Bankruptcy Court. The foregoing summary of the Litigation is qualified in its entirety by reference to the description of the Litigation in the 2004 Form 10-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As set forth in Item 1.01 above, on March 17, 2006, the Company and certain of its subsidiaries entered into and closed on the Extended DIP Facility. The total amount of credit available to the Loan Parties under the Extended DIP Facility is $1.3 billion. In connection with the closing, the borrowers under the Extended DIP Facility borrowed an aggregate of $916 million, a portion of the proceeds from which were used to repay all of the indebtedness, including accrued and unpaid interest, and certain related fees and expenses, that were outstanding or payable, as applicable, under the Existing DIP Facility. In addition, letters of credit with an aggregate face amount of approximately $84 million that were issued under the Existing DIP Facility were continued under the terms of the Extended DIP Facility. The principal amount of all loans made under the Extended DIP Facility will become due and payable on August 7, 2006, the maturity date of the Extended DIP Facility, subject to such loans being accelerated under the circumstances set forth in the Extended DIP Facility. The indebtedness outstanding under the Extended DIP Facility is subject to acceleration under certain circumstances, including (i) if any of the representations and warranties made by the Loan Parties therein or in related documents shall prove to have been false or misleading in any material respect when made, (ii) upon the failure by a borrower under the Extended DIP Facility to make any payment of principal in respect of any loan made thereunder as and when such amount becomes due and payable, (iii) subject to a grace period set forth in the Extended DIP Facility, the failure of any borrower thereunder to timely pay any fees, interest or other amounts due and payable thereunder, (iv) upon the failure of the Loan Parties to comply with the covenants set forth in the Extended DIP Facility (subject to certain grace periods in respect of certain covenants), (v) the entry by the Bankruptcy Court of an order granting relief from the automatic stay to the holder or holders of any security interest to permit foreclosure on any of the assets of a Loan Party that have a value in excess of $5,000,000 in the aggregate, (vi) the occurrence of a Change in Control (as defined in the Extended DIP Facility) without the consent of the requisite lenders under the Extended DIP Facility or (vii) if any judgment or order is entered against any Loan Party as to a post-petition liability or debt for the payment of money in excess of $5,000,000 and the enforcement thereof is not stayed or if a non-monetary judgment or order is entered against any Loan Party with respect to a post-petition event which does or would reasonably be expected to have a Material Adverse Effect (as defined in the Extended DIP Facility) and the enforcement of such non-monetary judgment or order is not stayed.

The foregoing summary of certain material terms of the Extended DIP Facility is qualified in its entirety by reference to the Extended DIP Facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1

Fourth Amended and Restated Credit and Guaranty Agreement, dated as of March 17, 2006, by and among UCA LLC, Century Cable Holdings, LLC, Century-TCI California, L.P., Olympus Cable Holdings, LLC, Parnassos, L.P., FrontierVision Operating Partners, L.P., ACC Investment Holdings, Inc., Arahova Communications, Inc. and Adelphia California Cablevision, LLC, as borrowers, the Guarantors listed on Annex B thereto, as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers, Citicorp North America, Inc., as Collateral Agent, Wachovia Bank, N.A., as Co-Syndication Agent, The Bank of Nova Scotia, Bank of America, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, and the other lenders named therein.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the SEC and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations.  The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is approved and consummated, whether the transactions contemplated by the proposed settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation, including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those other factors discussed under the heading “Risk Factors” in the 2004 Form 10-K.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2006

ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

	By:	/s/ Brad M. Sonnenberg
		Name:	Brad M. Sonnenberg
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fourth Amended and Restated Credit and Guaranty Agreement, dated as of March 17, 2006, by and among UCA LLC, Century Cable Holdings, LLC, Century-TCI California, L.P., Olympus Cable Holdings, LLC, Parnassos, L.P., FrontierVision Operating Partners, L.P., ACC Investment Holdings, Inc., Arahova Communications, Inc. and Adelphia California Cablevision, LLC, as borrowers, the Guarantors listed on Annex B thereto, as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers, Citicorp North America, Inc., as Collateral Agent, Wachovia Bank, N.A., as Co-Syndication Agent, The Bank of Nova Scotia, Bank of America, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, and the other lenders named therein.